Exhibit 32.1
CERTIFICATIONS
PURSANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jerry S. Von Rohr, Chief Executive Officer of Reliance Bancshares, Inc. (the “Company”), certify, pursuant to 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.	The accompanying quarterly report on Form 10-Q for the period ending March 31, 2010 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2010	By:	/s/ Jerry S. Von Rohr
		Name:	Jerry S. Von Rohr
		Title:	Chief Executive Officer